                   AMENDMENT NUMBER 3 TO LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT



     THIS AMENDMENT NUMBER 3, dated as of April 15, 1993 (this "Amendment Number 3") to the Letter of Credit and Reimbursement Agreement dated as of December 1, 1989 relating to $3,000,000 Port of Skagit Industrial Development Corporation, Variable Rate Demand Revenue Bonds Series 1989 (Hexcel Corporation Project), as amended by that certain Amendment Number 2 of the Letter of Credit and Reimbursement Agreement, dated as of July 1, 1992 (as amended, the "Reimbursement Agreement"), is made by and between HEXCEL CORPORATION, a Delaware corporation (the "Company"), and BANQUE NATIONALE DE PARIS, a banking corporation organized and existing under the laws of The Republic of France, acting through its San Francisco Agency (the "Bank"). Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Reimbursement Agreement.


     WHEREAS, the Company and the Bank have entered into the Reimbursement Agreement providing, among other things, for issuance by the Bank of its Letter of Credit (the "Letter of Credit") for the account of the Company,


     WHEREAS, the Company entered into a credit agreement dated September 26, 1986 between the Company, Wells Fargo Bank, N.A. and Mellon Bank, N.A. (the "Wells-Mellon Credit Agreement");


     WHEREAS, subsequently, the Company entered into a credit agreement dated April 29, 1991 among the Company, the various banks named therein and Wells Fargo Bank, N.A. as agent for said banks (the "1991 Credit Agreement") which replaced the Wells-Mellon Credit Agreement;


     WHEREAS, the Company has amended and restated the 1991 Credit Agreement pursuant to an amended and restated credit agreement dated as of March 31, 1993 among the Company, the various banks named therein and Wells Fargo Bank National Association, as agent for said banks (the "1993 Credit Agreement");


     WHEREAS the 1993 Credit Agreement amends and restates the 1991 Credit Agreement and the Company and the Bank desire to amend the Reimbursement Agreement to reflect the terms of the 1993 Credit Agreement;


     NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Bank to continue the Reimbursement Agreement, and in reliance upon the representations and warranties set forth at Section 2 hereof and subject to the satisfaction of the conditions set forth herein, the parties hereby agree as follows:

1.   AMENDMENTS.


     (a) EXHIBIT A: DEFINITION OF "1993 CREDIT AGREEMENT". Exhibit A is hereby amended by adding the following definition:


          "1993 Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of March 31, 1993 among the Company, the various banks named therein and Wells Fargo Bank, National Association, as agent for said banks.


     (b) EXHIBIT A: DEFINITION OF "CREDIT AGREEMENT". Exhibit A is hereby amended by deleting the definition of "The Credit Agreement" and substituting the following:


          "Credit Agreement" shall mean for the period of time between September 26, 1986 and April 28, 1991 the Wells-Mellon Credit Agreement; for the period of time between April 29, 1991 and March 30, 1993 the 1991 Credit Agreement and for the period of time beginning March 31, 1993 and thereafter the 1993 Credit Agreement.


     (c) SECTION 6.1. Section 6.1 of the Reimbursement Agreement is hereby deleted in its entirety and the following Section 6.1 is inserted in its place:


          Section 6.1. CERTAIN 1993 CREDIT AGREEMENT COVENANTS.   Comply and
     cause each Subsidiary to comply with the conditions, terms and agreements contained in Section V (excluding Section 5.01(b)) of the 1993 Credit Agreement as in effect as of March 31, 1993 and as subsequently amended or modified in accordance with Section 7.2 hereof, which condition, terms and agreements (including applicable defined terms) shall bc deemed incorporated into this Agreement as if set forth herein in full, PROVIDED, HOWEVER, that:


          (a) the term "Borrower" as used in Section V of the 1993 Credit Agreement shall refer to the Company,


          (b)  the terms "the Bank" or "the Banks" or similar terms used in
     Section V of the 1993 Credit Agreement shall refer to the Bank;


          (c) the term "the Agreement" or "this Agreement" as used in Section V of the 1993 Credit Agreement shall refer to this Agreement;


          (d) the term "Event of Default" as used in Section V of the 1993 Credit Agreement shall have the meaning given to that term in Exhibit A of this Agreement;

          (e) the term "Obligations" as used in Section 5 of the 1993 Credit Agreement shall refer to the Hexcel Project Reimbursement Obligations; and


          (f) the definition of "Permitted Liens" contained in Section 5.02(c) of the 1993 Credit Agreement, as incorporated into this Agreement, shall not include sub-paragraphs (vi) or (viii) or any other lien granted or to be granted to the Agent or the Banks (as those terms are used in the 1993 Credit Agreement).


     (d) SECTION 6.2. Section 6.2 of the Reimbursement Agreement is hereby deleted in its entirety and the following Section 6.2 is inserted in its place:


          SECTION 6.1. PARI PASSU Assure that the obligations of the Company hereunder, to the extent that such obligations are not secured as provided in Section 4 of Amendment Number 3 to this Agreement, rank at least PARI PASSU with the other senior unsecured Debt of the Company.


     (e) SECTION 6.6 Article 6 of the Reimbursement Agreement is hereby amended to include the following new Section 6.6:


          SECTION 6.6. SECURITY. On or prior to July 31, 1993, the Company shall deliver to the Bank such deeds of trust, mortgages, security agreements, pledge agreements and other instruments, agreements, certificates, opinions and documents (including, without limitation, Uniform Commercial Code financing statements and fixture filings and landlord waivers) (collectively, the "Security Agreements") as the Bank may request to grant to the Bank a security interest in any or all property of the Company (except the stock of the Company's foreign Subsidiaries) prior to the security interests, liens or other interests of any Person other than the Bank, except for the liens described in clauses (i), (iv), (vi),
     (vii) and (x) of Subparagraph 5.02(c) of the 1993 Credit Agreement. The Company shall fully cooperate with the Bank and perform all additional acts reasonably requested by the Bank to effect the purposes of this Section.


      (f) SECTION 7.2. Section 7.2 of the Reimbursement Agreement is hereby deleted in its entirety and the following Section 7.2 is inserted in its place:


          SECTION 7.2 AMENDMENT OF THE 1993 CREDIT AGREEMENT. Amend, modify, request any waiver of or agree or consent to the amendment, modification or waiver of any provision of the 1993 Credit Agreement as incorporated into this Agreement by Section 6.1 hereof, PROVIDED, HOWEVER, that the Bank's consent shall not be required for any amendment, modification or waiver which:

          (a) would permit the Company or its Subsidiaries to create, incur or permit to exist Liens, not otherwise permitted in accordance with Section 5.02(c) of the 1993 Credit Agreement, securing Debt less than, in the aggregate, $7,500,000; or


          (b) would permit the Company or its Subsidiaries to create, incur or permit to exist Debt, not otherwise permitted in accordance with Section 5.02(e) of the 1993 Credit Agreement, less than, in the aggregate, $10,000,000; or


          (c) does not materially and adversely affect the obligations of the Company or the rights of the Bank under this Agreement (PROVIDED, that no amendment, modification or waiver of any term or condition of Section 5.01(i)-(o) of the 1993 Credit Agreement shall be permitted under this clause (c)).


          The Company shall promptly notify the Bank in writing of any amendment, modification or waiver requested or granted in connection with
     Section 5 of the 1993 Credit Agreement, whether or not the Bank's consent is required in connection therewith.


     (G) SECTION 8.1. Subsection (d) of Section 8.1 of the Reimbursement Agreement is hereby deleted and the following Subsection (d) is substituted therefor:


          (d) (i) the Company shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 6.6 of this Agreement or in subparagraphs 5.01(b), 5.01(c) and 5.01(i)-5.01(o) or in Paragraph 5.02 of the 1993 Credit Agreement as incorporated in this Agreement; or (ii) the Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or in the Security Agreements referred to in Section 6.6 hereof, and such failure shall continue until the earlier to occur of (x) ten (10) days after the Bank notifies the Company of such failure, or (y) fifteen (15) days after the Company notifies or should have notified the Bank of such failure; or


2. REPRESENTATION AND WARRANTIES OF COMPANY. The Company hereby represents and warrants, as of the date hereof, as follows:


     (A) REIMBURSEMENT AGREEMENT REPRESENTATIONS AND WARRANTIES. Except with respect to matters previous advised to the Bank in writing, all representations and warranties of the Company contained in Article 5 of the Reimbursement Agreement are true and correct on and as of the date hereof as though made on and as of said date (except for those representations and warranties contained in Sections 5.1, 5.11, 5.12 and 5.16).

     (B)  FINANCIAL CONDITION.


          (i) The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1992 and the related consolidated statements of income and changes in financial position for the fiscal year then ended, certified by Arthur Anderson & Co., copies of which, as contained in or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, have heretofore been furnished to the Bank and present fairly the consolidated results of their operations and changes in financial position for the fiscal year then ended.


          (ii) All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied (except for any changes in principles with which the Company's accountants have concurred).


          (iii) As at December 31, 1992, neither the Company nor any of its Subsidiaries had any asset, liability, liability for taxes, long-term lease or unusual forward or long-term commitment material to the financial condition of the Company and its Subsidiaries taken as a whole, which was not reflected in the foregoing statements. Neither the Company nor any of its Subsidiaries has any material contingent obligations which are not disclosed in the most recent financial statements of the Company and its Subsidiaries.


          (iv) Since December 31, 1992, there has been no material adverse change in the business, or prospects, operations, property or financial or other condition of the Company which would materially adversely affect the Company's ability to meet its obligations hereunder and under the Related Documents.


     (C) NO DEFAULT. Except as previously disclosed in writing to the Bank, no event has occurred and is continuing, or would result from this Amendment Number 3, from the making of the 1993 Credit Agreement, or any transaction contemplated thereby, which constitutes an Event of Default or Potential Event of Default. Except as previously disclosed in writing to the Bank, neither the Company nor any Subsidiary is in default in any respect under or with respect to any material contract, agreement, arrangement or instrument to which it is a party or by which it or any of its assets may be bound or affected (including, without limitation, the 1993 Credit Agreement or the Reimbursement Agreement), and no Event of Default or Potential Default has occurred and is continuing. Neither the Company nor any Subsidiary is in default under any material order, award or decree of any court, arbitrator, or other Governmental Authority or other Person binding upon or affecting it or by which any of its assets may be bound or affected. Neither the Company nor any Subsidiary is subject to any order, award or decree which could materially adversely affect its ability to carry on its business as presently conducted or as proposed to be conducted or to perform its obligations under any other order, award or decree.


     (D) DUE AUTHORIZATION; CORPORATE POWER; BINDING OBLIGATIONS. The Company has taken or caused to be taken all requisite corporate action to authorize the execution, issuance and delivery of, and the performance of its obligations under, this Amendment

Number 3 and the 1993 Credit Agreement, and any and all instruments and documents required to be executed or delivered pursuant to or in connection herewith or therewith. The execution and delivery of, and performance by the Company of its obligations under this Amendment Number 3 and the 1993 Credit Agreement and any and all instruments or documents required to be executed in connection herewith or therewith were and are within the powers of the Company and will not violate any provision of any applicable law, regulation. decree or governmental authorization, or its bylaws, and will not violate or cause a default under any provision of any contract, agreement, mortgage, indenture or other undertaking to which it is a party or which is binding upon it or any of its property or assets, and will not result in the imposition or creation of any lien, charge or encumbrance upon any of its properties or assets pursuant to the provisions of any such contract, agreement, mortgage, indenture or undertaking. This Amendment Number 3 and the 1993 Credit Agreement each constitute valid and legally binding obligations of the Company, which obligations are enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and, PROVIDED, that the availability of equitable remedies is subject to the application of equitable principles.


     (E) UNFUNDED AND UNACCRUED LIABILITIES. As of December 31, 1992, neither the Company nor any Subsidiary has liabilities (actual or contingent) which are both unfunded and unaccrued with respect to any pension, benefit or health and medical plan in connection with any of its employees, whether organized or otherwise which, in the aggregate, exceed $1,000,000.000.


     (F) MATERIAL DEBT. Attached hereto as Exhibit A to this Amendment Number 3 is a list of all presently outstanding Material Debt.


     (G) CREDIT AGREEMENT. The Company has delivered to the Bank a true and complete copy of the 1993 Credit Agreement (including all schedules and exhibits thereto) and all related agreements and amendments thereto.


3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment Number 3 (including, without limitation, the effectiveness of the waiver contained in Section 5 hereof and the consent contained in Section 6 hereof) is subject to the following conditions which shall be satisfied on or before April 15, 1993 (the "Amendment Effective Date"):


     (a) On or before the Amendment Effective Date, the Bank shall have received all of the following documents, each in form and substance satisfactory to the Bank:


          (i)       one original of this Amendment executed by the Company;


          (ii) one original of each of the other seven Amendments Number 3 to Letter of Credit and Reimbursement Agreement, executed by the Company relating to each of the other seven Hexcel Project Bonds;

          (iii) one executed copy of the 1993 Credit Agreement and one executed copy of that certain Consent Agreement, dated as of March 31, 1993 (the "Consent Agreement") by and among the Company, Wells Fargo Bank, National Association, as agent, and the other banks named therein, each certified by an officer of the Company to be true and correct copies of those agreements; and


          (iv) such other documents, agreements, instruments, certificates and opinions as the Bank may reasonably require shall be executed and delivered to the Bank.


     (b) On or before the Amendment Effective Date, the Bank shall have received:


          (i) payment of a fee equal to 0.25 percent of the Stated Amount of the Letter of Credit as of the Amendment Effective Date;


          (ii) payment of all of the fees and expenses incurred by the Bank, including fees and expenses of its counsel, in connection with this Amendment; and


          (iii) evidence satisfactory to the Bank that the conditions precedent to consent and waivers set forth in Section 5 of the Consent Agreement have been satisfied or waived by the Agent (as that term is defined in the Consent Agreement).


      Upon satisfaction of the preceding conditions, this Amendment Number 3 shall be deemed effective as of the date first written above.


4. ADDITIONAL LIENS. The Company expects to request the Bank to consent to the granting of a security interest in certain of the Company's property to the Agent for the benefit of the Banks (as the terms "Agent" and "Banks" are used in the 1993 Credit Agreement) and to other non-subordinated creditors of the Company in accordance with Section 2.12 of the 1993 Credit Agreement. The Bank will consent to such request, subject to satisfaction of the following conditions precedent:


          (a) the Company shall have submitted such request to the Bank in writing (including proposed drafts of the securing agreement(s) and the intercreditor agreement not less than 60 days prior to the date that such security interest is to be granted;


          (b) the security agreement(s) shall grant to the Bank a lien on and security interest in the collateral referred to therein for the purpose of securing the obligations of the Company to the Bank pursuant to this Agreement, which lien and security interest shall be equal in right and priority to that granted to the other secured parties thereunder, and the Bank shall be satis-fied in all respects and in its absolute discretion with the terms and conditions of such security agreements;


          (c) the intercreditor agreement shall provide for the pro rata sharing of collateral granted under the security agreement(s) and the Bank shall be satisfied in all respects and in its absolute discretion with the terms and conditions of the intercreditor agreement (or similar intercreditor provisions contained in the security agreement(s)) relating to such security interests, including the rights, duties, liabilities and immunities of the Agent with respect to the security interests;


          (d) the Company acknowledges that the Bank is not permitted to take or hold any security for obligations of the Company to the Bank pursuant to the Reimbursement Agreement unless such security is also given to the Trustee for the benefit of Bondholders, except as otherwise permitted pursuant to Section 9.9 of the Reimbursement Agreement, and the Company further acknowledges that the Bank's consent to the Company's request to consent to the Company's grant of a security interest as provided in
     Section 2.12 of the 1993 Credit Agreement shall bc subject to satisfaction, determined in the absolute discretion of the Bank, with the terms and conditions of Section 9.9 of the Reimbursement Agreement;


          (e) as of the effective date for the grant of such security interests: no Event of Default or Potential Default shall have occurred and be continuing; the representations and warranties of the Company contained in Article S of the Reimbursement Agreement shall be true and correct in all material respects (except for those representations and warranties contained in Sections 5.1, 5.11, 5.12 and 5.16 of the Reimbursement Agreement); and no event shall have occurred which, in the reasonable judgment of the Bank, may materially and adversely affect the operations or performance of the Company; and


          (f) the Company shall have paid all costs and expenses, including the fees and expenses of the Bank's counsel, in connection with the requested security interest.


Delivery to the Bank of Security Agreements which satisfy the terms and conditions of this Section 4 shall satisfy the obligation of the Company under
Section 6.6 of the Reimbursement Agreement.


5. CONSENT TO 1993 AGREEMENT AND WAIVER. Subject to the terms and conditions of this Amendment Number 3 (including, without limitation, satisfaction of the conditions referred to in Section 3 hereof), the Bank hereby (a) consents to the execution and delivery by the Company of the 1993 Credit Agreement and (b) waives any and all Events of Default and Potential Default existing on March 31, 1993. Nothing contained in this Amendment Number 3 or the Credit Agreement or any other document or instrument executed in connection herewith or therewith, nor any action taken by the Bank or the Company in connection with this Amendment Number 3 or the Credit Agreement or any other action contemplated hereby or thereby shall in any event be construed or deemed to constitute a waiver of any future Event of Default or Potential Event of Default.


6. CONSENT TO BASF TRANSACTION. Subject to the terms and conditions of this Amendment Number 3 (including, without limitation, satisfaction of the conditions referred to in Section 3 hereof), the Bank hereby consents to the Proposed BASF Transaction (the term "Proposed BASF Transaction" and other capitalized terms used in this Section 6 and not otherwise defined in this Amendment Number 3 or the Reimbursement Agreement shall have the meanings given to those terms in the Consent Agreement) solely for the purposes of Subparagraphs 5.02(c), 5.02(d) and 5.02(g) of the 1991 Credit Agreement, provided that:


          (a) The aggregate purchase price paid directly or indirectly by the Company and its Subsidiaries in connection with the Proposed BASF Stock Transaction, the Proposed German Asset Acquisition and the Proposed TBK Stock Acquisition, including the requalification and moving costs borne by the Company and all other costs and expenses of the Company in connection therewith, shall not exceed $27,000,000;


          (b) Such purchase price shall be a combination of cash and the BASF Note (as defined in the 1993 Credit Agreement);


          (c) Lessor will pay to Newco at least $10,000,000 in cash in connection with its purchase of the equipment to be leased to the Company under the BASF Equipment Lease;


          (d) The aggregate amount of all lease payments payable directly or indirectly by the Company and its Subsidiaries in connection with the Proposed BASF Lease Transaction do not exceed $10,000,000 over the four-year term BASF Leases Agreement; and


          (e) Each of the Proposed BASF Stock Transaction, the Proposed German Asset Acquisition, the Proposed TBK Stock Acquisition, and the Proposed BASF Lease Transaction is completed no later than April 30, 1993.


7. BANK REPRESENTATION. The Bank hereby represents and warrants that (a) the scheduled Expiration Date of the Letter of Credit is after March 15, 1994 and
(b) the Bank has not given notice to the Trustee that an Event of Default under the Reimbursement Agreement has occurred and is continuing.


8. FULL FORCE AND EFFECT. Except as specifically modified by this Amendment Number 3, all of the terms and provisions of the Reimbursement Agreement shall remain in full force and effect.

9. COUNTERPARTS. This Amendment Number 3 may be executed in two or more Counterparts, each of which shall be an original, with the same force and effect as if the signatures thereto and hereto were upon the same instrument.


10. EXPENSES. Without limiting any provision of the Reimbursement Agreement, the Company agrees to pay any and all costs and expenses of the Bank, without limitation, in connection with the preparation, negotiation, execution, delivery, administration and enforcement of, and any litigation arising from this Amendment Number 3.


11. SEVERABILITY. Any provision of this Amendment Number 3 or the Reimbursement Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

12. GOVERNING LAW. This Amendment Number 3 shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number 3 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                             HEXCEL CORPORATION



                             /s/ David G. Schmidt
                             -----------------------------------------
                             By: and G. Schmidt
                             Title: Vice President/Finance



                             BANQUE NATIONALE DE PARIS,
                             acting through its San Francisco Agency



                             /s/ Judith A. Dowling
                             -----------------------------------------
                             By: Judith A. Dowling
                             Title: Vice President





                             /s/ Katherine Wolfe
                             -----------------------------------------
                             By: Katherine Wolfe
                             Title: Assistant Vice President